UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cape Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-1294270
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

225 North Main Street, Cape May Court House, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities Pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-146178

Securities to be registered pursuant to Section 12(b) of the Act.

Common Stock, par value $0.01	The NASDAQ Stock Market, LLC
(Title of Class)	(Name of Each Exchange on Which Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Our Dividend Policy,” “The Conversion and Stock Offering,” “Restrictions on Acquisition of Cape Bancorp and Cape Savings Bank” and “Description of Cape Bancorp Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-146178), as initially filed September 19, 2007, as amended (the “Form S-1”), which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws, reference is made to “Restrictions on Acquisition of Cape Bancorp and Cape Savings Bank” and “Description of Cape Bancorp Capital Stock” in the Registrant’s Form S-1, which is incorporated herein by reference.

Item 2.	Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-146178), as initially filed September 19, 2007, as amended, which is incorporated herein by reference).

2.	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form S-1 (File No. 333-146178), as initially filed September 19, 2007, as amended).

3.	Bylaws, as amended.

4.	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-1 (File No. 333-146178), as initially filed September 19, 2007, as amended).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPE BANCORP, INC.

Date: January 30, 2008	By:	/s/ Herbert L. Hornsby, Jr.
Herbert L. Hornsby
President and Chief Executive Officer